UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2023

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EBET, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-40334	85-3201309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 411-2726

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01	Other Events.

On or about September 28, 2023, EBET, Inc. (the “Company”) filed a complaint with the District Court in Clark County, Nevada (Case No.: A-23-878606-C) against Aspire Global International Limited, AG Communications Limited, Aspire Global 7 Limited, and Aspire Global PLC (collectively, the “Aspire Entities”). The complaint alleges fraud in the inducement, rescission, breach of contract, and breach of the implied covenant of good faith and fair dealing in connection with the acquisition by the Company of certain gaming assets pursuant to a share purchase agreement dated October 1, 2021 between the Company and the Aspire Entities. The complaint seeks, among other items, general, punitive and other damages as stated and as according to proof, rescission damages in an amount of no less than 65.0 million Euro, among other requests for relief as deemed reasonable by the Court. There is no assurance that the Company will maintain internal capital sufficient to pursue the above litigation at all times necessary going forward.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBET, INC.

Date: December 1, 2023
By: /s/ Matthew Lourie
Matthew Lourie
Chief Financial Officer

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